SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Under Rule 14a-12

The Walt Disney Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Trian Partners, L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Strategic Investment Fund-A, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian Partners Strategic Fund-G II, L.P.

Trian Partners Strategic Fund-G III, L.P.

Trian Partners Strategic Fund-K, L.P.

Trian Partners Co-Investment Opportunities Fund, Ltd.

Nelson Peltz

Peter W. May

Edward P. Garden

Matthew Peltz

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

The website page (the “How to Vote Page”), filed herewith as Exhibit 1, was published on Trian Fund Management, L.P.’s (“Trian”) website, www.RestoretheMagic.com (the “Website”). The statements by Trian (the “Advertisements”), filed herewith as Exhibit 2, will be advertised from time to time on search engines and social media platforms that will direct viewers to the Website. Further, the social media posts (the “Social Media Posts”), filed herewith as Exhibit 3, were published, as posts and/or via hyperlinks, on Trian’s Twitter, LinkedIn, Facebook and Instagram pages (the “Social Media Pages”) relating to The Walt Disney Company.

From time to time, Trian or its fellow participants in the proxy solicitation may publish the How to Vote Page, the Advertisements, the Social Media Posts (collectively, the “Materials”), or portions thereof, on its Social Media Pages and they may otherwise disseminate the Materials from time to time. In some cases, references to “Disney” in these statements may be replaced with “DIS.”

 Exhibit 1

Exhibit 2

Vote to support Nelson Peltz

How to Vote

Meet Nelson Peltz

View our Presentation

About Trian Partners

Learn how to vote today

Vote Today to Restore the Magic

Meet Nelson Peltz of Trian Partners

Vote “FOR” Nelson Peltz and “WITHHOLD” support from Michael B.G. Froman.

Vote “for” Nelson Peltz and “withhold” support from Michael B.G. Froman.

Trian believes that investor sentiment on Disney is low. Vote today to Restore the Magic!

Vote today to help Restore the Magic for Disney shareholders

Vote today to support Nelson Peltz joining the Board and Restore the Magic to Disney

Disney needs a shareholder voice in the Board. Learn about Nelson Peltz and vote today

Cast your vote today to help Restore the Magic at the Walt Disney Company

Learn how to vote for Nelson Peltz

Vote to Restore the Magic at Disney

The candidate with board experience

Learn more about Nelson Peltz

Download our letter & presentation

Learn how to Restore the Magic

A track record of value creation

Learn more about Trian Partners.

Restore the Magic at the Walt Disney Company — vote today!

Vote “FOR” for Nelson Peltz

Vote “WITHHOLD” for Michael Froman

Vote “for” for Nelson Peltz

Vote “withhold” for Michael Froman

Exhibit 3

Restore The ... @Restoring... · Now

Disney shareholders: Your chance to vote for change at $DIS is just days away. If you want to help better tie executive pay to performance, repair the balance sheet, and restore the dividend, vote FOR Nelson Peltz and WITHHOLD on Michael B.G. Froman: https://bit.ly/rtm-opt74

Disney Shareholders:
Your Chance to Vote for Change is Just Days Away

restorethemagic.com

How To Vote | Restore The Magic

Restore The ... @Restoring... · Now

To #RestoreTheMagic at $DIS, no need for imagination or charms—your shareholder proxy cards are in the mail and arriving soon. Vote FOR Nelson Peltz, fellow shareholder and experienced director, and WITHHOLD on Michael B.G. Froman: https://bit.ly/rtm-opt75

Arriving Soon:
Your Chance to Help
Restore the Disney Magic

restorethemagic.com

How To Vote | Restore The Magic

Restore The ... @Restoring... · Now

Hey $DIS shareholders, the long wait's almost over. (No, it's not the dividend. Or a higher stock price...yet.) Your proxy cards are coming soon so you can vote FOR Nelson Peltz and WITHHOLD on Michael B.G. Froman for Disney's board: https://bit.ly/rtm-opt76

Disney Shareholders,
Your Long Wait is (Almost) Over

restorethemagic.com

How To Vote | Restore The Magic